Exhibit 10.13

COMPENSATION ARRANGEMENTS WITH EXECUTIVE OFFICERS

The following are the annual salaries and other compensation of Ditech’s executive officers as of July 1, 2005.

Name	Position	Salary	Other(1)

Timothy K. Montgomery	Chairman, Chief Executive Officer and President	$320,000	2,000
William J. Tamblyn	Executive Vice President, Chief Financial Officer and Secretary	$220,000	2,000
Lowell B. Trangsrud	Chief Operating Officer	$220,000	2,000
Lee H. House	Vice President, Platform Engineering	$210,000	2,000
Caglan A. Aras	Vice President, Marketing	$180,000	2,000
James H. Grady	Vice President, Worldwide Sales	$195,000	2,000

(1)           Consists of health club membership fees.  Executive officers are also entitled to receive 401(k) matching contributions, insurance premiums on life insurance and miscellaneous perquisites.  Bonus levels for fiscal 2006 have not yet been determined by the Compensation Committee.

Executive officers are also granted stock options from time to time at the discretion of the Board or Compensation Committee.